UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 2, 2018, Hanesbrands Inc. (“Hanesbrands”) and its wholly owned subsidiary, HBI Australia Acquisition Co Pty Limited (the “Purchaser”), entered into a Share Purchase Agreement (the “Agreement”) with certain shareholders (the “Sellers”) of BNT Holdco Pty Limited (“BNT”), pursuant to which, upon the terms and subject to the conditions set forth in the Agreement, the Purchaser will acquire 100% of the outstanding equity of BNT for a purchase price of A$500 million in cash, less any net indebtedness of BNT at closing, and subject to post-closing adjustment to reflect deviation at closing from a normalized level of working capital (the “Acquisition”). Completion of the Acquisition is expected to occur in mid-February.

The Purchaser and the Sellers have each made customary representations, warranties and covenants in the Agreement. The Sellers have agreed, among other things, (i) subject to certain exceptions, to cause BNT to conduct its business in the ordinary course of business consistent with past practices between the date of the Agreement and the completion of the Acquisition and not to take certain specified actions during such period and (ii) to provide certain indemnities for the benefit of the Purchaser, including all pre-closing taxes. Hanesbrands has agreed to provide a guarantee of the Purchaser’s obligations under the Agreement.

The representations, warranties and covenants of the parties in the Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Agreement, (ii) have been qualified (in the case of the Sellers’ warranties) by confidential disclosures made to the Purchaser in connection with the Agreement, (iii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the dates as specified in the Agreement and (v) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 hereto.

Item 2.02. Results of Operations and Financial Condition

On February 8, 2018, Hanesbrands issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 30, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 contains disclosures about adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA and adjusted EBITDA, which are not generally accepted accounting principle (“GAAP”) measures. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions.

Hanesbrands has chosen to present non-GAAP measures excluding the effects of actions to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition-related expenses and other actions. Hanesbrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs or foreign currency gains associated with the execution and integration of any of actions taken.

In addition, Hanesbrands has chosen to present EBITDA and adjusted EBITDA to investors because it considers it to be an important supplemental means of evaluating operating performance. Hanesbrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Item 7.01. Regulation FD Disclosure

Hanesbrands has made available on the investors section of its corporate website, www.Hanes.com/investors, certain supplemental materials regarding Hanesbrands’ financial results and business operations (the “Supplemental Information”). The Supplemental Information is furnished herewith as Exhibit 99.2 and is incorporated by reference. All information in the Supplemental Information is presented as of the particular date or dates referenced therein, and Hanesbrands does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K include forward-looking financial information that is expected to be discussed on our previously announced conference call with investors and analysts to be held at 8:30 a.m., Eastern time, today (February 8, 2018). The call may be accessed at www.Hanes.com/investors. Replays of the call will be available at www.Hanes.com/investors and via telephone. The telephone playback will be available from approximately noon, Eastern time, on February 8, 2018, until midnight, Eastern time, on February 15, 2018. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 3879578. Exhibits 99.1 and 99.2 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1	Share Purchase Agreement, dated February 2, 2018, between HBI Australia Acquisition Co Pty Limited, Hanesbrands Inc., Brett Blundy, Ray Itaoui and the individual sellers listed therein. (Certain schedules to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.)

Exhibit 99.1	Press release dated February 8, 2018

Exhibit 99.2	Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2018	HANESBRANDS INC.

	By:	/s/ Barry A. Hytinen
Barry A. Hytinen
Chief Financial Officer